                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY                           STATEMENT  PURSUANT  TO  SECTION  14(A)  OF  THE
                                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |_|

Filed by a Party other than the Registrant |X|

Check the appropriate box:

|X|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Under Rule 14a-12

                               NOVOSTE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                             STEEL PARTNERS II, L.P.
                             STEEL PARTNERS, L.L.C.
                             WARREN G. LICHTENSTEIN
--------------------------------------------------------------------------------
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      (3)   Per unit price or other  underlying  value of  transaction  computed pursuant  to  Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

            --------------------------------------------------------------------

      (5) Total fee paid:

            --------------------------------------------------------------------

|_| Fee paid previously with preliminary materials:

      --------------------------------------------------------------------------

|_|   Check box if any part of the fee is offset as  provided  by  Exchange  Act
      Rule  0-11(a)(2)  and identify the filing for which the offsetting fee was paid  previously.  Identify the previous filing by registration  statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

            --------------------------------------------------------------------

      (2) Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      (3)   Filing Party:

            --------------------------------------------------------------------

      (4)   Date Filed:

            --------------------------------------------------------------------

                            [STEEL PARTNERS II, L.P.]

                               November ___, 2005

Fellow Shareholders:

      The attached  proxy  statement and the enclosed WHITE proxy card are being furnished to you, the  shareholders  of Novoste  Corporation  ("Novoste"  or the
"Company"), in connection with the solicitation of proxies by Steel Partners II,
L.P.  for use at the special  meeting of  shareholders  of  Novoste,  and at any adjournments or postponements thereof (the "Special Meeting"),  in opposition to the proposed  liquidation of Novoste.  Pursuant to the attached proxy statement, we are soliciting proxies from holders of shares of Novoste common stock to vote
AGAINST  the  proposal  of the  Novoste  Board  to  adopt a plan of  dissolution pursuant to which Novoste will be dissolved and liquidated.

      In addition to the  proposal in the Novoste  proxy  statement to liquidate
(proposal 3 in the Novoste  proxy  statement),  the Novoste  Board is soliciting proxies from holders of shares of Novoste  common stock to approve the following proposals,  FIRST,  a proposal to approve the sale of  substantially  all of the assets of the Company's vascular  brachytherapy (VBT) business to Best Vascular,
Inc. pursuant to an amended and restated asset purchase agreement (proposal 1 in the Novoste proxy  statement),  SECOND,  a proposal to approve the change of the
Company's name from "Novoste  Corporation" to "NOVT Corporation" upon completion of the VBT asset sale transaction (or, if that name is not available in Florida, to "NVTE Corporation") (proposal 2 in the Novoste proxy statement), and FOURTH a proposal to approve the amendment of the Company's amended and restated articles of  incorporation  and its  fourth  amended  and  restated  bylaws to reduce the minimum  size of the  Company's  board of  directors  from six to three  persons
(proposal 4 in the Novoste  proxy  statement).  Pursuant to the  attached  proxy statement,  we are also  soliciting  proxies  from  holders of shares of Novoste common stock on these three proposals.  We anticipate voting our shares in favor of these three proposals, and do not object to these proposals.

      The Special Meeting will be held on _____, _________,  2005 at 10:00 a.m., local time, at Novoste's headquarters at 4350 International Boulevard, Norcross,
Georgia 30093.

      We  urge  you to  carefully  consider  the  information  contained  in the attached  proxy  statement  and then support our efforts by signing,  dating and returning the enclosed WHITE proxy card today.  The attached proxy statement and the enclosed WHITE proxy card are first being  furnished to the  shareholders on or about ________ ___, 2005.

      If you have already voted for management's  proposals relating to the plan of dissolution  pursuant to which Novoste will be dissolved and liquidated,  you have every right to change your vote by  signing,  dating and  returning a later dated proxy card.

      If you have any questions or require any assistance with your vote, please contact  MacKenzie  Partners,  Inc., which is assisting us, at their address and toll-free numbers listed on the following page.

                                              Thank you for your support,

                                              Warren G. Lichtenstein
                                              Steel Partners II, L.P.

                                       -1-

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS, REQUIRE ASSISTANCE IN VOTING YOUR WHITE PROXY CARD,
    OR NEED ADDITIONAL COPIES OF STEEL PARTNERS' PROXY MATERIALS, PLEASE CALL
              MACKENZIE PARTNERS AT THE PHONE NUMBERS LISTED BELOW.

                       [LOGO OF MACKENZIE PARTNERS, INC.]
                               105 Madison Avenue
                               New York, NY 10016
                           proxy@mackenziepartners.com
                          (212) 929-5500 (Call Collect)
                                       or
                            TOLL-FREE (800) 322-2885

--------------------------------------------------------------------------------

                                       -2-

                         SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                               NOVOSTE CORPORATION

                               -------------------

                                 PROXY STATEMENT
                                       OF
                             STEEL PARTNERS II, L.P.

                               -------------------

        PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD TODAY

      Steel Partners II, L.P. ("Steel Partners" or "we") is the beneficial owner of an aggregate  of 608,301  shares of common  stock of Novoste  Corporation,  a
Florida  corporation  ("Novoste" or the "Company"),  representing  approximately
14.9% of the outstanding common stock of the Company.  Steel Partners is writing to you in connection  with the proposal to adopt a plan of dissolution  pursuant to which Novoste will be dissolved and liquidated (the "Liquidation"). The Board of Directors of Novoste (the "Novoste Board") has scheduled a special meeting of shareholders  for the purpose of approving  the  Liquidation  and other  related proposals (the "Special  Meeting").  The Special Meeting is scheduled to be held on _____,  _________,  2005 at 10:00 a.m., local time, at Novoste's headquarters at 4350 International  Boulevard,  Norcross,  Georgia 30093. Steel Partners does not believe the  Liquidation  is in the best interests of the  shareholders  and should not be approved and is therefore soliciting proxies from the shareholders of Novoste AGAINST the Liquidation Proposal.

      Steel Partners,  Steel Partners,  L.L.C.,  and Warren G.  Lichtenstein are
members  of a group (the  "Group")  and are  deemed  participants  in this proxy solicitation.  See "Other Participant Information." This Proxy Statement and the
WHITE proxy card are first being furnished to Novoste's shareholders on or about
________ ___, 2005.

      Novoste has set the record date for determining  shareholders  entitled to notice of and to vote at the Special  Meeting as November  18, 2005 (the "Record
Date").  The  principal  executive  offices  of  Novoste  are  located  at  4350
International Boulevard,  Norcross, Georgia 30093. Shareholders of record at the close of  business  on the Record  Date will be  entitled to vote at the Special
Meeting.  As of the Record Date,  there were 4,083,721  shares  outstanding  and entitled to vote at the Special Meeting,  which is the total number of shares of common  stock,  $.01  par  value  per  share  (the  "Shares"),  reported  to  be outstanding  by the  Company,  after  giving  effect  to the  Company's  reverse one-for-four  stock split on November 4, 2005.  As of ________  ___,  2005,  the approximate date on which Steel Partners expects to mail this Proxy Statement to the  shareholders,  Steel Partners,  along with all of the  participants in this solicitation, are the beneficial owners of an aggregate of 608,301 Shares, which represents  approximately  14.9% of the  Shares  outstanding.  All of the Shares beneficially  owned by Steel  Partners  may be  voted by Steel  Partners  at the
Special  Meeting.  The  participants  in this  solicitation  intend to vote such
Shares  AGAINST  the  Company's  Liquidation  proposal  and FOR the other  three proposals.

THIS SOLICITATION IS BEING MADE BY STEEL PARTNERS AND NOT ON BEHALF OF THE BOARD
OF DIRECTORS OR MANAGEMENT OF NOVOSTE.  STEEL PARTNERS IS NOT AWARE OF ANY OTHER
MATTERS TO BE BROUGHT BEFORE THE SPECIAL  MEETING.  SHOULD OTHER MATTERS,  WHICH
STEEL PARTNERS IS NOT AWARE OF A REASONABLE  TIME BEFORE THIS  SOLICITATION,  BE
BROUGHT BEFORE THE SPECIAL MEETING, THE PERSONS NAMED AS PROXIES IN THE ENCLOSED
WHITE PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

STEEL PARTNERS URGES YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD AGAINST
THE LIQUIDATION PROPOSAL.

IF YOU HAVE ALREADY SENT A PROXY CARD  FURNISHED  BY NOVOSTE  MANAGEMENT  TO THE
NOVOSTE  BOARD,  YOU MAY REVOKE  THAT  PROXY AND VOTE  AGAINST  THE  LIQUIDATION
PROPOSAL BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE

                                       -1-

LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS.  ANY PROXY MAY BE REVOKED AT ANY
TIME PRIOR TO THE SPECIAL  MEETING BY DELIVERING A WRITTEN  NOTICE OF REVOCATION
OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO STEEL PARTNERS,  C/O MACKENZIE
PARTNERS,  INC. WHICH IS ASSISTING IN THIS SOLICITATION,  OR TO THE SECRETARY OF
NOVOSTE, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

                                       -2-

                                    IMPORTANT

      YOUR VOTE IS  IMPORTANT,  NO MATTER  HOW MANY OR HOW FEW  SHARES  YOU OWN.
STEEL  PARTNERS URGES YOU TO SIGN,  DATE, AND RETURN THE ENCLOSED  WHITE PROXY
CARD TODAY TO VOTE AGAINST THE COMPANY'S LIQUIDATION PROPOSAL.

      Steel  Partners  does  not  believe  that the  Liquidation  is in the best interest of the Company's shareholders. A vote AGAINST the Company's Liquidation proposal  will  enable you - as the owners of Novoste - to send a message to the
Novoste Board that you are committed to maximizing the value of your Shares.

o     If your Shares are  registered in your own name,  please sign and date the enclosed WHITE proxy card and return it to Steel Partners, c/o MacKenzie
      Partners, Inc., in the enclosed envelope today.

o     If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other  institution  on the Record  Date,  only it can vote such
      Shares and only upon receipt of your specific  instructions.  Accordingly, please contact the person  responsible  for your account and instruct that person to execute on your  behalf the WHITE  proxy  card.  Steel  Partners
      urges  you  to  confirm  your   instructions  in  writing  to  the  person
      responsible for your account and to provide a copy of such instructions to
      Steel  Partners,  c/o MacKenzie  Partners,  Inc., who is assisting in this solicitation, at the address and telephone numbers set forth below, and on the back  cover of this  Proxy  Statement,  so that we may be aware of all instructions  and  can  attempt  to  ensure  that  such  instructions  are followed.

                 If you  have  any  questions  regarding  your  proxy,  or  need assistance in voting your Shares, please call:

                       [LOGO OF MACKENZIE PARTNERS, INC.]

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                           proxy@mackenziepartners.com

                                       or
                          CALL TOLL FREE (800) 322-2885

                                       -3-

                    PROPOSAL TO ADOPT PLAN OF DISSOLUTION AND
                     DISSOLVE AND LIQUIDATE THE CORPORATION

                 (PROPOSAL NO. 3 IN THE NOVOSTE PROXY STATEMENT)

      You are being  asked by Novoste  to approve a proposal  to adopt a plan of
dissolution   pursuant  to  which  Novoste  will  be  dissolved  and  liquidated
("Liquidation").  The  Liquidation  cannot be  consummated  without  shareholder approval of the plan of dissolution.  For the reasons discussed below, we oppose the  Liquidation  Proposal.  To that end, we are  soliciting  your proxy to vote
AGAINST the Liquidation Proposal.

                REASONS TO VOTE AGAINST THE LIQUIDATION PROPOSAL

      The  following is a summary of what we believe to be the  consequences  of
the  proposed  Liquidation.   They  are  the  primary  reasons  why  we  believe
shareholders should vote AGAINST the Liquidation proposal.

      WE URGE YOU TO DEMONSTRATE YOUR OPPOSITION TO THE LIQUIDATION PROPOSAL AND
SEND A MESSAGE TO THE NOVOSTE BOARD THAT THE PROPOSED  LIQUIDATION IS NOT IN THE
BEST INTEREST OF THE SHAREHOLDERS BY SIGNING,  DATING AND RETURNING THE ENCLOSED
WHITE PROXY CARD AS SOON AS POSSIBLE.

--------------------------------------------------------------------------------
WE BELIEVE  THE  LIQUIDATION  PROPOSAL IS NOT IN THE BEST  INTERESTS  OF NOVOSTE
SHAREHOLDERS  AS IT WASTES  THE  COMPANY'S  NET  OPERATING  LOSS  CARRYFORWARDS.
Novoste has a significant amount of net operating loss carryforwards  which will all be lost in the event the Company proceeds with the  Liquidation.  We believe that  this  potentially  valuable  asset  should  not be  wasted  and  lost in a
Liquidation.

WE BELIEVE THAT THERE IS SIGNIFICANT  POTENTIAL VALUE TO SHAREHOLDERS IN NOVOSTE
REMAINING A PUBLIC COMPANY.  We believe that shareholder value will be maximized through  maintaining  Novoste as a public company. We believe that maintaining a company's status as a public reporting company preserves maximum flexibility for the Company in considering future opportunities.

WE BELIEVE THE NOVOSTE  BOARD'S PLAN OF LIQUIDATION IS FLAWED.  While we clearly do not believe that the  Liquidation is in the best  interests of  shareholders, even if one were to  proceed,  we  believe  that  the  Novoste  Board's  plan of liquidation is flawed and does not maximize distributions to shareholders. We do not  believe  the  Company's  assets  should  be put  into a  liquidating  trust supervised by a corporate trustee.

WE BELIEVE THAT THERE ARE POTENTIALLY MORE FAVORABLE STRATEGIC OPPORTUNITIES FOR
NOVOSTE THAN THE PROPOSED  LIQUIDATION.  We believe  that  alternative  business transactions  should  be  pursued,  and that it is  premature  for the  Board to conclude  that there are no viable  alternatives  as a result of a failed search process.
--------------------------------------------------------------------------------

       WE BELIEVE THE LIQUIDATION PROPOSAL IS NOT IN THE BEST INTERESTS OF
       NOVOSTE SHAREHOLDERS AS IT WASTES THE COMPANY'S NET OPERATING LOSS
                                  CARRYFORWARDS

      Novoste has reported  that as of December 31, 2004,  it had  approximately
$63,019,000 of net operating loss carryforwards  ("NOL  carryforwards") for U.S.
federal  income tax  purposes.  Such  losses  expire in 2007  through  2024.  In addition,  as of December 31, 2004, it had approximately  $14,323,000 of foreign net operating losses related to its European subsidiaries.  Additionally, it has approximately  $3,142,000  in research  and  development  (R&D) tax credits that expire in 2008 through 2024 unless  utilized  earlier.  Since December 31, 2004,
Novoste has incurred  additional  losses,  and the NOL  carryforwards  have only grown from the amounts reported by the Company as of December 31, 2004.

                                       -4-

      The amount of NOL carryforwards had previously been significantly  larger, but the Company disclosed that it had discovered in 2003 that certain events had occurred which limited the use of the greater amount of NOL carryforwards.  As a consequence of these events,  approximately two-thirds of the Company's original
NOL carryforwards will expire unused. Regardless of this waste, over $63 million of usable NOL carryforwards remain.

      The NOL  carryforwards  and R&D tax credits are available to offset future income taxes payable,  if any. It is widely recognized and acknowledged that NOL carryforwards are of significant value to a company. While NOL carryforwards are not the same as hard assets such as inventory or equipment,  they are a real and valuable company asset which it is the directors'  fiduciary duty to protect and preserve. The ability to offset future income taxes payable provides the Company with tremendous  flexibility in examining  opportunities which may develop,  and positioning  the Company to take  advantage  of  opportunities  which may arise.
While we do not have a specific  transaction to suggest at this time, we believe it is incumbent upon the  management and the Novoste Board to search  tirelessly for available opportunities, and to preserve the NOL carryforwards until such an opportunity is found.

      While the use of the full NOL carryforwards may not be available,  any NOL carryforwards,  particularly  in the Company's case where the NOL  carryforwards are for over $60 million,  are a valuable and real asset which will be destroyed in a  liquidation.  We believe  that it is a violation  of the  Novoste  Board's fiduciary obligations not only to allow, but to actually support, the wasting of this  valuable  corporate  asset.  We  believe a proposal  like the  Liquidation
Proposal  where  the NOL  carryforwards  are  destroyed  with no  benefit  is no different  than  destroying  valuable  inventory.  Rather,  protections  must be implemented to prevent any further  deterioration of this valuable asset, and to preserve it for the benefit of all shareholders

     WE BELIEVE THAT THERE IS SIGNIFICANT POTENTIAL VALUE TO SHAREHOLDERS IN
                       NOVOSTE REMAINING A PUBLIC COMPANY

      We  believe  that   shareholder   interests  will  be  maximized   through
maintaining  Novoste as a public company.  The market routinely offers a premium for public  companies,  even those with no  operations,  as Novoste  will likely have. As a public company with NOL carryforwards and some liquidity,  we believe the Company may very well have a great deal of options to increase  value,  most likely in the form of the  acquisition  of another  business.  We  believe  that
Novoste will be a more attractive  partner as a public company,  and it would be detrimental  to  shareholders  for the  Novoste  Board  to  seek to  voluntarily terminate this potential  benefit.  This is another example of the Novoste Board considering an alternative  that is a waste of a corporate  asset.  In Novoste's proxy statement  management  refers to the prior shareholder lack of approval of the ONI Medical  Systems  merger as an example of how the Novoste Board tried to obtain  another  business,  but could not. We agree with a majority of Novoste's shareholders  that the attempted ONI Medical Systems merger was not in Novoste's best interests. We do not believe,  however, that the failure of the ill-advised attempted  ONI  Medical  Systems  merger  means that there is no other  suitable business opportunity for Novoste. Rather, it is incumbent upon the Novoste Board to continue to seek to maximize shareholder value on behalf of all shareholders.
To do this,  we think it is  imperative  that the  Company  continue as a public company.

                                       -5-

          WE BELIEVE THE NOVOSTE BOARD'S PLAN OF LIQUIDATION IS FLAWED

      While  we  clearly  do not  believe  that the  Liquidation  is in the best interests  of  shareholders,  even if one were to proceed,  we believe  that the
Novoste   Board's  plan  of   liquidation   is  flawed  and  does  not  maximize
distributions to  shareholders.  Novoste's proxy statement states that if deemed advisable  by the Novoste  Board for any  reason,  the  Company  may,  following dissolution,  transfer  its  assets to a trust  established  for the  benefit of shareholders,  subject to the claims of creditors. Thereafter, these assets will be sold or distributed on terms approved by the trustees of the trust.  The plan of dissolution  will authorize the Novoste Board to appoint one or more trustees of the liquidating  trust and to cause Novoste to enter into a liquidating trust agreement with the trustee(s) on such terms and conditions as may be approved by the board of directors.  The Novoste  proxy  statement  states that  shareholder approval of the plan of dissolution  will also  constitute  approval of any such appointment and any liquidating trust agreement.

      We  believe  that  in  many  cases  professional  trustees  do a poor  job protecting  shareholders'  interests and we are  concerned  that proceeds of the
Liquidation  would not be  efficiently  distributed  to  shareholders  under the supervision  of a trustee.  We do not believe  that it is  advisable to give the
Novoste Board carte blanche to proceed in this manner. While we believe that the
Liquidation is inadvisable,  if a liquidation were to occur, we believe that the
Novoste Board's procedure,  where all of the Company's assets may be transferred into a liquidating trust would be particularly wasteful.

         WE BELIEVE THAT THERE ARE POTENTIALLY MORE FAVORABLE STRATEGIC
            OPPORTUNITIES FOR NOVOSTE THAN THE PROPOSED LIQUIDATION

      Several  months  ago the  Novoste  Board  proceeded  forward  with what we believe was an ill-advised  transaction to merge with ONI Medical Systems. Prior to the shareholder meeting to approve that transaction,  we informed the Novoste
Board that we believed  that ONI  Medical  Systems  was a poorly  chosen  merger candidate, and that we intended to vote all of our shares, representing 14.9% of the outstanding Shares, against the ONI Medical Systems merger transaction.  The
Company's stock price also  precipitously  dropped as a result of this announced transaction. We were against the ONI Medical Systems merger because we believed, among other things that the ONI Medical  Systems merger  provided no benefits or upside to the Company's shareholders,  that it significantly increased the risks to the Company and its  shareholders  and that the ONI  Medical  Systems  merger transaction had significant costs.

      In Novoste's  proxy  statement,  the Novoste Board states that it believes that no reasonable business  alternatives to the Liquidation currently exist for
Novoste. We do not understand how the Novoste Board reached this conclusion. The
Company  has  disclosed  that it went  through a search  process  to select  ONI
Medical Systems as a merger partner.  As previously stated, we believe that this was a poor choice,  and we  communicated  this belief to the Company early on in the process.  A failed search process does not indicate that there are no viable business  alternatives.  We find it hard to believe  that the  Novoste  Board is suggesting that there are no reasonable business  alternatives.  We believe that there are reasonable business  alternatives to be pursued,  although the current
Novoste Board may not be the right board to pursue the alternatives.

STEEL PARTNERS IS DETERMINED TO STOP THE PROPOSED LIQUIDATION. OUR OPPOSITION IS
BASED ON OUR FIRM  COMMITMENT TO SHAREHOLDER  VALUE AND OUR FIRM BELIEF THAT THE
PROPOSED  LIQUIDATION IS NOT IN THE BEST INTERESTS OF NOVOSTE  SHAREHOLDERS.  WE
THEREFORE URGE YOU TO VOTE YOUR WHITE PROXY AGAINST THE LIQUIDATION PROPOSAL.

                                       -6-

             PROPOSAL TO APPROVE ASSET SALE TRANSACTION PURSUANT TO
                  AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

                   (PROPOSAL NO. 1 IN NOVOSTE PROXY STATEMENT)

      You are being asked by the Novoste  Board to approve a proposal to approve the proposed asset sale  transaction set forth in the amended and restated asset purchase agreement,  dated as of October 12, 2005, among Novoste, Best Vascular,
Inc., a Delaware corporation,  and Best Medical International,  Inc., a Virginia
corporation, pursuant to which Novoste will sell substantially all of the assets related  to its  vascular  brachytherapy  (VBT)  business  to Best  Vascular  in exchange for the assumption of certain  liabilities  related to the VBT business by Best Vascular  ("Asset Sale  Proposal").  We support the proposed  asset sale transaction. We anticipate voting in favor of the Asset Sale Proposal.

      STEEL  PARTNERS  DOES NOT OBJECT TO THE  PROPOSAL TO APPROVE THE  PROPOSED
ASSET SALE TRANSACTION.

        PROPOSAL TO APPROVE AMENDMENT TO AMENDED AND RESTATED ARTICLES OF
        INCORPORATION TO CHANGE NAME FROM "NOVOSTE CORPORATION" TO "NOVT
                                  CORPORATION"

                   (PROPOSAL NO. 2 IN NOVOSTE PROXY STATEMENT)

      You are being asked by the Novoste  Board to approve a proposal to approve an amendment to Novoste's  amended and  restated  articles of  incorporation  to change the name of the Company from "Novoste  Corporation" to "NOVT Corporation"
(or,  if that name is not  available  in Florida,  to "NVTE  Corporation")("Name
Change  Proposal").  According to the Novoste proxy  statement,  the amended and
restated  asset   purchase   agreement  with  Best  Vascular  and  Best  Medical
International contemplates that at the closing of the transaction, Best Vascular will acquire  substantially  all of the assets of the  Company's  VBT  business, including  the rights to use the name  "Novoste".  The full text of the proposed amendment  is set  forth in the  Novoste  proxy  statement.  The  Novoste  proxy statement  states  that  although  the Novoste  Board is asking for  shareholder approval of this proposal,  if for any reason the asset sale  transaction is not completed,  this  proposal  will not be  implemented.  We support  the  proposed amendment to the amended and restated articles of incorporation and related name change. We anticipate voting in favor of the Name Change Proposal.

      STEEL PARTNERS DOES NOT OBJECT TO THE PROPOSAL TO AMEND NOVOSTE'S  AMENDED
AND RESTATED  ARTICLES OF  INCORPORATION  TO CHANGE THE NAME OF THE COMPANY FROM
"NOVOSTE  CORPORATION" TO "NOVT  CORPORATION" (OR, IF THAT NAME IS NOT AVAILABLE
IN FLORIDA, TO "NVTE CORPORATION").

       PROPOSAL TO APPROVE AMENDMENTS TO AMENDED AND RESTATED ARTICLES OF
             INCORPORATION AND FOURTH AMENDED AND RESTATED BYLAWS TO
           REDUCE MINIMUM SIZE OF BOARD OF DIRECTORS TO THREE PERSONS

                   (PROPOSAL NO. 4 IN NOVOSTE PROXY STATEMENT)

      You are being asked by the Novoste  Board to approve a proposal to approve an amendment to Novoste's amended and restated articles of incorporation and its fourth amended and restated bylaws to reduce the minimum size of Novoste's board of directors from six to three persons ("Minimum Board Size Proposal"). The full text of the proposed  amendment is set forth in the Novoste proxy statement.  We support  the  proposed  amendment  to  the  amended  and  restated  articles  of incorporation  and  related  reduction  in the  minimum  size  of the  board  of directors to three persons.  We anticipate  voting in favor of the Minimum Board
Size Proposal.

      STEEL PARTNERS DOES NOT OBJECT TO THE PROPOSAL TO AMEND NOVOSTE'S  AMENDED
AND  RESTATED  ARTICLES OF  INCORPORATION  AND ITS FOURTH  AMENDED AND  RESTATED
BYLAWS TO REDUCE THE MINIMUM  SIZE OF NOVOSTE'S  BOARD OF DIRECTORS  FROM SIX TO
THREE PERSONS.

                                       -7-

             CERTAIN INFORMATION REGARDING THE PROPOSED LIQUIDATION

      Novoste's board of directors unanimously approved the proposed liquidation and plan of  dissolution  on  November  14,  2005,  subject to the  approval  of shareholders at the special meeting.  The plan of dissolution provides that upon its approval by the  Company's  shareholders,  the board of  directors,  without further action by the shareholders, may:

      o     dissolve the Company,

      o     liquidate its assets,

      o     pay, or provide for the payment of, any remaining, legally enforceable obligations of the Company, and

      o     distribute any remaining assets to the shareholders.

      The plan of dissolution  and the  dissolution  and  liquidation of Novoste pursuant thereto would be implemented either after the asset sale transaction is completed or after the completion of the wind down of the VBT business.

      Uncertainties  as to the precise net value of the Company's assets and the ultimate amount of the Company's  liabilities  make it impossible to predict the aggregate  net amounts that will  ultimately be available  for  distribution  to shareholders or the timing of any such distribution.

      If deemed  advisable by Novoste's  board of directors for any reason,  the
Company  may,  following  dissolution,  transfer  any of its  assets  to a trust established for the benefit of shareholders, subject to the claims of creditors.
Thereafter,  these assets will be sold or  distributed  on terms approved by the trustees.  The board of directors is  authorized to appoint one or more trustees of the  liquidating  trust and to cause the Company to enter into a  liquidating trust  agreement  with the  trustee(s)  on such terms and  conditions  as may be approved by Novoste's  board of directors.  Shareholder  approval of the plan of dissolution  will  also  constitute  approval  of any such  appointment  and any liquidating trust agreement.

      The foregoing description is not complete and is qualified in its entirety by  reference to the full text of the plan of  dissolution  which is attached to the  Novoste  proxy  statement  as  well as  other  information  concerning  the
Liquidation Proposal set forth in the Novoste proxy statement.

                                       -8-

                           VOTING AND PROXY PROCEDURES

      Only  shareholders of record on the Record Date will be entitled to notice of and to vote at the  Special  Meeting.  Each  Share is  entitled  to one vote.
Shareholders  who sold Shares  before the Record Date (or acquire  them  without voting rights after the Record Date) may not vote such Shares.  Shareholders  of record on the Record Date will retain their voting rights in connection with the
Special  Meeting even if they sell such Shares  after the Record Date.  Based on
publicly   available   information,   Steel  Partners  believes  that  the  only
outstanding  class of  securities  of Novoste  entitled  to vote at the  Special
Meeting is the Shares.

      Shares represented by properly executed WHITE proxy cards will be voted at the Special Meeting as marked and, in the absence of specific instructions, will be voted AGAINST the Liquidation Proposal,  FOR the Asset Sale Proposal, FOR the
Name Change Proposal, and FOR the Minimum Board Size Proposal, in the discretion of the  persons  named as proxies,  on all other  matters as may  properly  come before the Special Meeting.

QUORUM

      In order to conduct any business at the Special Meeting,  a quorum must be present  in person or  represented  by valid  proxies.  A quorum  consists  of a majority of the Shares. All Shares that are voted "FOR",  "AGAINST" or "ABSTAIN"
on any  matter  will count for  purposes  of  establishing  a quorum and will be treated as Shares entitled to vote at the Special Meeting (the "Votes Present").

VOTES REQUIRED FOR APPROVAL

      Approval of the  Liquidation  Proposal,  Proposal 3 in the  Novoste  Proxy
Statement,  and approval of the Asset Sale  Proposal,  Proposal 1 in the Novoste
Proxy Statement, in each case requires the affirmative vote of a majority of the
Shares. As a result,  Shares  represented at the Special Meeting that are marked
"ABSTAIN," broker  non-votes,  if any, and Shares not represented at the Special
Meeting, will have the same effect as votes AGAINST these proposals.

      Approval of the Name Change  Proposal and the Minimum  Board Size Proposal
(Proposals 2 and 4 in the Novoste Proxy  Statement)  requires that the number of votes cast by the shareholders at the Special Meeting in favor of the applicable proposal  exceeds the number of votes cast against such  proposal.  As a result, only shares  that are voted  "FOR" or  "AGAINST"  the  proposal  will be counted towards the vote requirement.  Thus,  Shares  represented at the Special Meeting that are marked  "ABSTAIN,"  and broker  non-votes,  if any, will not be counted towards the vote requirement.  Additionally, if you do not complete and return a proxy card and do not vote in person,  there will be no effect on the outcome of the vote on either proposal.

      Shareholders  may cast their  votes by marking  the ballot at the  Special
Meeting or by specific  voting  instructions  sent with a signed proxy to either
Steel Partners in care of MacKenzie  Partners,  Inc. at the address set forth on the back cover of this  Proxy  Statement  or to  Novoste  at 4350  International
Boulevard, Norcross, Georgia 30093 or any other address provided by Novoste.

                                       -9-

ABSTENTIONS

      Abstentions  will count as Votes  Present for the  purpose of  determining whether a quorum is  present.  Abstentions  will not be counted as votes cast on any proposal set forth in this Proxy  Statement.  Steel  Partners  believes that abstentions will have the effect of a vote against the Liquidation  Proposal and the Asset Sale Proposal,  Proposals 3 and 1 in the Novoste proxy statement,  and will have no effect on the outcome of voting on the Name Change Proposal and the
Minimum Board Size Proposal, Proposals 2 and 4 in the Novoste proxy statement.

BROKER NON-VOTES

      Shares held in street name that are present by proxy will be considered as
Votes Present for purposes of determining whether a quorum is present.

      The term "broker  non-vote"  refers to shares held in street name that are not voted with respect to a particular matter,  generally because the beneficial owner did not give any  instructions to the broker as to how to vote such shares on that matter and the broker is not permitted  under  applicable  rules to vote such shares in its discretion because of the subject matter of the proposal, but whose shares are present on at least one matter. Such shares shall be counted as
Votes  Present for the purpose of  determining  whether a quorum is present,  if voting  instructions are given by the beneficial owner as to at least one of the matters to be voted on. Broker  non-votes will not be counted as votes cast with respect  to  matters as to which the  record  holder  has  expressly  not voted.
Accordingly,  Steel Partners believes that broker non-votes will have the effect of a vote  against  the  Liquidation  Proposal  and  the  Asset  Sale  Proposal,
Proposals 3 and 1 in the Novoste proxy  statement,  and will have no effect upon the outcome of voting on the Name  Change  Proposal  and the Minimum  Board Size
Proposal, Proposals 2 and 4 in the Novoste proxy statement.

REVOCATION OF PROXIES

      Shareholders  of  Novoste  may revoke  their  proxies at any time prior to exercise  by  attending  the  Special  Meeting  and  voting in person  (although attendance  at  the  Special  Meeting  will  not in  and  of  itself  constitute revocation  of a proxy) or by  delivering a written  notice of  revocation.  The delivery  of a  subsequently  dated  proxy  which  is  properly  completed  will constitute a revocation of any earlier  proxy.  The  revocation may be delivered either to Steel Partners in care of MacKenzie Partners,  Inc. at the address set forth  on the  back  cover  of  this  Proxy  Statement  or to  Novoste  at  4350
International Boulevard,  Norcross,  Georgia 30093 or any other address provided by Novoste.  Although a revocation  is effective if delivered to Novoste,  Steel
Partners  requests  that  either  the  original  or  photostatic  copies  of all revocations be mailed to Steel Partners in care of MacKenzie  Partners,  Inc. at the  address set forth on the back cover of this Proxy  Statement  so that Steel
Partners will be aware of all revocations  and can more accurately  determine if and when  proxies  have been  received  from the holders of record on the Record
Date of a majority of the outstanding Shares. Additionally,  MacKenzie Partners,
Inc. may use this  information  to contact  shareholders  who have revoked their
proxies  in  order  to  solicit  later  dated  proxies   against  the  Company's
Liquidation Proposal.

IF YOU WISH TO VOTE AGAINST THE  COMPANY'S  LIQUIDATION  PROPOSAL,  PLEASE SIGN,
DATE AND RETURN  PROMPTLY THE ENCLOSED  WHITE  PROXY CARD IN THE  POSTAGE-PAID
ENVELOPE PROVIDED.

                             SOLICITATION OF PROXIES

      The solicitation of proxies pursuant to this Proxy Statement is being made by Steel  Partners.  Proxies may be  solicited  by mail,  facsimile,  telephone, telegraph,  in person and by  advertisements.  Steel  Partners  will not solicit proxies via the Internet.

      Steel Partners has entered into an oral agreement with MacKenzie Partners,
Inc.  for   solicitation   and  advisory   services  in  connection   with  this
solicitation,  for which  MacKenzie  Partners,  Inc.  will  receive a fee not to exceed $_____.00,  together with reimbursement for its reasonable  out-of-pocket expenses. MacKenzie Partners,

                                      -10-

Inc. will solicit proxies from  individuals,  brokers,  banks, bank nominees and other  institutional  holders.  Steel  Partners has requested  banks,  brokerage
houses  and  other   custodians,   nominees  and   fiduciaries  to  forward  all
solicitation  materials  to the  beneficial  owners of the  Shares  they hold of record.  Steel Partners will reimburse these record holders for their reasonable out-of-pocket  expenses in so doing. It is anticipated that MacKenzie  Partners,
Inc. will employ approximately [25] persons to solicit Novoste' shareholders for the Special Meeting.

      The entire expense of soliciting proxies is being borne by Steel Partners.
Costs  of  this   solicitation   of  proxies  are  currently   estimated  to  be
approximately $_____.00.  Steel Partners estimates that through the date hereof, its expenses in connection with this solicitation are approximately $_____.00.

                          OTHER PARTICIPANT INFORMATION

      Each member of the Group is a participant in this solicitation.  Warren G.
Lichtenstein  is Chairman of the Board,  Secretary  and the  Managing  Member of
Steel Partners,  L.L.C., a Delaware limited liability company,  which in turn is the general partner of Steel Partners II, L.P., a Delaware limited  partnership.
The principal business of Steel Partners II, L.P. is investing in the securities of small cap companies.  The principal  business of Steel  Partners,  L.L.C.  is acting  as the  general  partner  of  Steel  Partners  II,  L.P.  The  principal occupation  of Mr.  Lichtenstein  is  investing in the  securities  of small cap companies.  The principal business address of Mr. Lichtenstein,  Steel Partners,
L.L.C. and Steel Partners II, L.P. is Steel Partners,  Ltd., 590 Madison Avenue,
32nd Floor,  New York, New York 10022. As of the date hereof,  Steel Partners is the beneficial  owner of 608,301  Shares.  By virtue of his positions with Steel
Partners,  L.L.C. and Steel Partners II, L.P. Mr.  Lichtenstein has the power to vote and dispose of the Shares owned by Steel  Partners.  Except as set forth in this Proxy  Statement,  no  participant in this  solicitation  has a substantial interest,  direct or indirect, by security holdings or otherwise,  in any matter to be acted on at the Special Meeting.

      Steel Partners intends to seek reimbursement from Novoste for all expenses it incurs in connection with the Solicitation. Steel Partners does not intend to submit the question of such  reimbursement  to a vote of security holders of the
Company.

                                      -11-

                    OTHER MATTERS AND ADDITIONAL INFORMATION

      Steel  Partners is unaware of any other  matters to be  considered  at the
Special  Meeting.  However,  should other  matters,  which Steel Partners is not aware of a  reasonable  time before  this  solicitation,  be brought  before the
Special Meeting, the persons named as proxies on the enclosed WHITE proxy card will vote on such matters in their discretion.

      Steel Partners has omitted from this Proxy  Statement  certain  disclosure required  by  applicable  law that is  already  included  in the  Novoste  proxy statement.  This disclosure includes,  among other things,  detailed information relating  to  the  background,  reasons  for,  terms  and  consequences  of  the
Liquidation and the asset sale transaction,  including risk factors, dissolution and  liquidation  estimates and analysis,  financial and pro forma  information, accounting treatment,  and material federal tax consequences.  The Novoste proxy statement  also includes  disclosure on deadlines and  procedures for submitting proposals at Novoste' next annual  meeting of  shareholders  under Rule 14a-8 of the  Securities  Exchange Act of 1934, as amended,  and outside the processes of
Rule 14a-8. Shareholders should refer to the Novoste proxy statement in order to review this  disclosure.  See Schedule I for information  regarding  persons who beneficially  own more than 5% of the Shares and the  ownership of the Shares by the management of Novoste.

      The information  concerning  Novoste contained in this Proxy Statement and
Schedule I  attached  hereto has been taken  from,  or is based  upon,  publicly available information.

                             STEEL PARTNERS II, L.P.

                               NOVEMBER ___, 2005

                                      -12-

                                   SCHEDULE I

THE         FOLLOWING  TABLE IS REPRINTED FROM THE NOVOSTE PROXY STATEMENT FILED
            WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2005.

                   PRINCIPAL HOLDERS OF NOVOSTE COMMON STOCK

      The  following  table  provides  information  as of the  record  date with respect to the  ownership of shares of our common stock by each person  believed by the Company's management to be the beneficial owner of more than five percent of the  outstanding  common stock.  The  information is based on the most recent
Schedule  13D or 13G  filed  with the SEC on  behalf  of such  persons  or other information made available to the Company,  and has been adjusted to give effect to the one-for-four reverse stock split that occurred on November 4, 2005.

                                                                    Beneficial Ownership
                                                                 -------------------------
                 Name of Beneficial Owner                        Shares         Percentage
                 ------------------------                        ------         ----------

Steel Partners II, L.P. and affiliated entities (1)
    590 Madison Avenue, 32nd Floor
    New York, New York 10022                                     608,302           14.9%

JANA Partners LLC (2)
    536 Pacific Avenue
    San Francisco, California 94133                              331,925            8.1%

Trellus Management Company, LLC (3)
    350 Madison Avenue 9th Floor
    New York, New York 10017                                     209,608            5.1%

Lloyd I. Miller, III (4)
    4550 Gordon Drive
    Naples, Florida 34102                                        208,421            5.1%

----------
(1)   Information  obtained  from  Schedule  13D/A  filed  with the SEC by Steel
      Partners  II, L.P.  and Steel  Partners,  L.L.C.  on April 15,  2005.  The
      Schedule  13D/A  discloses  that Steel  Partners has sole power to vote or direct the vote of and to dispose of or to direct the  disposition  of all these shares.  As the sole executive  officer and managing member of Steel
      Partners L.L.C.,  Warren G. Lichtenstein may be deemed to beneficially own all of these shares.

(2)   Information  obtained  from  Schedule  13G/A  filed  with  the SEC by JANA
      Partners LLC on October 27, 2004.  The  Schedule 13G  discloses  that JANA
      Partners has sole power to vote or direct the vote of and to dispose of or to direct the disposition of all these shares.

(3)   Information  obtained  from  Schedule  13G/A filed with the SEC by Trellus
      Company,  LLC and Adam Usdan on  February  7,  2005.  The  Schedule  13G/A
      discloses  that  Trellus and Mr. Usdan have shared power to vote or direct the vote of and to dispose of or to direct  the  disposition  of all these shares.

(4)   Information obtained from Schedule 13G filed with the SEC by Mr. Miller on
      October 14, 2005.  The Schedule 13G indicates that Mr. Miller has (i) sole voting and dispositive power with respect to 144,608 shares as the manager of a limited  liability  company that is the general  partner of a certain limited  partnership  and as an  individual  and (ii)  shared  voting  and dispositive  power with respect to 63,813 shares as an investment  advisor to the trustee of certain family trusts.

                               SCHEDULE I (CONTD.)

THE FOLLOWING TABLE IS REPRINTED FROM THE NOVOSTE PROXY STATEMENT FILED WITH THE
             SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2005

                    SECURITY OWNERSHIP OF NOVOSTE MANAGEMENT

      The  following  table  provides  information  as of the  record  date with respect to the  beneficial  ownership of the Company's  common stock by (1) each director,  (2) each named executive officer as defined by the regulations of the
SEC, and (3) all executive officers and directors as a group. The information in the table gives effect to the one-for-four  reverse stock split that occurred on
November 4, 2005.

                                                                                                 Total
                                                                                               Beneficial
Name                                                               Shares        Options        Ownership    Percentage (1)
----                                                               ------        -------       ----------    --------------

Thomas D. Weldon (2)                                              [44,693]       [34,750]        [79,443]        [1.9]%
Alfred J. Novak                                                       [--]      [111,632]       [111,632]        [2.7]%
Charles E. Larsen                                                 [77,791]        [8,750]        [86,541]        [2.1]%
William E. Whitmer                                                 [2,250]       [10,000]        [12,250]          [*]
Stephen I. Shapiro                                                 [1,054]        [8,750]         [9,804]          [*]
J. Stephen Holmes                                                     [--]        [8,750]         [8,750]          [*]
Judy Lindstrom                                                        [--]        [8,750]         [8,750]          [*]
Daniel G. Hall                                                       [750]       [29,093]        [29,843]          [*]
Robert N. Wood, Jr. (3)                                              [255]           [--]           [255]          [*]
Andrew M. Green (3)                                                   [57]           [--]            [57]          [*]
Adam G. Lowe (3)                                                      [--]           [--]            [--]          [*]
All executive officers and directors as a group (9) persons      [126,850]      [220,475]       [347,325]        [8.3]%

----------
(*)   Less than 1%.

(1)   Applicable  percentage  of  ownership  as of the record date is based upon
      [4,083,721] shares of our common stock outstanding.  A person is deemed to be the beneficial owner of our common stock that can be acquired within 60 days of the record date upon the  exercise of options,  and that  person's options are assumed to have been exercised  (and the underlying  shares of our common stock  outstanding)  in  determining  such person's  percentage ownership.  Consequently,  the denominator for calculating that percentage may differ for each shareholder.

(2)   Includes  [625] shares held in trust for the benefit of Mr.  Weldon's son,
      [625]  shares held by Mr.  Weldon as  custodian  for his  nephew,  [9,917]
      shares held by Mr.  Weldon's spouse and [16,893] shares held by The Weldon
      Foundation, Inc., a Florida not-for-profit corporation in which Mr. Weldon is a director.  Mr. Weldon  disclaims  beneficial  ownership of all shares held by The Weldon Foundation, Inc.

(3)   This executive  officer ceased  employment with Novoste between January 1,
      2005 and the record date and his beneficial  ownership is not reflected in the line entitled "All executive officers and directors as a group."

                                    IMPORTANT

      Tell your Board what you think! Your vote is important. No matter how many
Shares you own,  please give Steel  Partners  your proxy  AGAINST the  Company's
Liquidation Proposal by taking three steps:

      o     SIGNING the enclosed WHITE proxy card,

      o     DATING the enclosed WHITE proxy card, and

      o     MAILING  the  enclosed  WHITE  proxy  card  TODAY in the  envelope provided (no postage is required if mailed in the United States).

      If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution, only it can vote such Shares and only upon receipt
of  your  specific   instructions.   Accordingly,   please  contact  the  person
responsible for your account and instruct that person to execute the WHITE proxy card  representing  your Shares.  Steel Partners urges you to confirm in writing your instructions to Steel Partners in care of MacKenzie  Partners,  Inc. at the address  provided below so that Steel Partners will be aware of all instructions given and can attempt to ensure that such instructions are followed.

      If you have any questions or require any additional information concerning this Proxy Statement, please contact MacKenzie Partners, Inc. at the address set forth below.

                       [LOGO OF MACKENZIE PARTNERS, INC.]

                               105 Madison Avenue
                            New York, New York 10016
                          (212) 929-5500 (Call Collect)
                           proxy@mackenziepartners.com

                                       or
                          CALL TOLL FREE (800) 322-2885

                               NOVOSTE CORPORATION

                         SPECIAL MEETING OF SHAREHOLDERS

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             STEEL PARTNERS II, L.P.

                  THE BOARD OF DIRECTORS OF NOVOSTE CORPORATION
                          IS NOT SOLICITING THIS PROXY

                                    P R O X Y

The undersigned  appoints Warren G.  Lichtenstein  and Jack Howard,  and each of them, attorneys and agents with full power of substitution to vote all shares of common stock of Novoste  Corporation (the "Company") which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders of the Company  scheduled to be held on _______,  2005 at 10:00 A.M. local time, at 4350 International Boulevard,  Norcross,  Georgia 30093, and including at any adjournments or postponements  thereof and at any meeting called in lieu thereof
(the "Special Meeting").

The undersigned  hereby revokes any other proxy or proxies  heretofore  given to vote or act with  respect to the shares of common  stock of the Company  held by the  undersigned,  and hereby  ratifies and confirms all action the herein named attorneys and proxies,  their  substitutes,  or any of them may lawfully take by virtue hereof. If properly executed, this Proxy will be voted as directed on the reverse  and in their  discretion  with  respect  to any  other  matters  as may properly come before the Special  Meeting that are unknown to Steel Partners II,
L.P. a reasonable time before this solicitation.

IF NO DIRECTION IS INDICATED WITH RESPECT TO THE PROPOSALS ON THE REVERSE,  THIS
PROXY WILL BE VOTED AGAINST PROPOSAL 3 AND IN FAVOR OF PROPOSALS 1, 2 AND 4.

This Proxy will be valid until the sooner of one year from the date indicated on the reverse side and the completion of the Special Meeting.

         IMPORTANT: PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY!

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]   PLEASE MARK VOTE AS IN THIS EXAMPLE

1.    ASSET SALE PROPOSAL. Novoste's proposal to approve the proposed asset sale
      transaction   set  forth  in  the  amended  and  restated  asset  purchase agreement,  dated as of October 12, 2005, among Novoste Corporation,  Best
      Vascular,  Inc., a Delaware corporation,  and Best Medical  International,
      Inc., a Virginia  corporation,  pursuant to which Novoste Corporation will sell substantially all of the assets related to its vascular brachytherapy
      (VBT)  business to Best Vascular in exchange for the assumption of certain liabilities related to the VBT business by Best Vascular.

                 FOR                  AGAINST                ABSTAIN
                 |_|                    |_|                    |_|

2.    NAME CHANGE  PROPOSAL.  Novoste's  proposal to approve an amendment to the company's  amended and restated  articles of  incorporation  to change the
      name  of  Novoste   Corporation   from  "Novoste   Corporation"  to  "NOVT
      Corporation"  (or,  if that name is not  available  in  Florida,  to "NVTE
      Corporation").

                 FOR                  AGAINST                ABSTAIN
                 |_|                    |_|                    |_|

3.    LIQUIDATION  PROPOSAL.  Novoste's  proposal to approve and adopt a plan of dissolution and to approve the transactions  contemplated thereby pursuant to which  Novoste  Corporation  will be dissolved and  liquidated  and its remaining cash ultimately distributed to its shareholders.

                 FOR                  AGAINST                ABSTAIN
                 |_|                    |_|                    |_|

4.    MINIMUM BOARD SIZE PROPOSAL. Novoste's proposal to approve an amendment to the company's  amended and restated  articles of incorporation  and fourth amended and restated  bylaws to reduce the minimum  size of the  company's board of directors from six to three.

                 FOR                  AGAINST                ABSTAIN
                 |_|                    |_|                    |_|

DATED: _____________________________

------------------------------------
(Signature)

------------------------------------
(Signature, if held jointly)

------------------------------------
(Title)

WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN. EXECUTORS,
ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE CAPACITY IN WHICH SIGNING.
PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.